Exhibit 10.29

WHEREAS, DynCorp International Inc. (the “Company”) maintains the DynCorp International Inc. 2007 Omnibus Incentive Plan (the “Plan”) to secure for the Company and its shareholders the benefits of the incentive inherent in increased common stock ownership by employees and directors of the Company;

WHEREAS, pursuant to Section 12.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time subject to any requirement for stockholder approval imposed by applicable law and certain shareholder approval requirements imposed by the Plan;

WHEREAS, the Board desires to amend the Plan to amend the definition of “Change in Control” in Section 11.3 of the Plan;

WHEREAS, such amendment does not require shareholder approval pursuant to applicable law or the terms of the Plan; and

NOW, THEREFORE, BE IT RESOLVED, pursuant to and in exercise of the authority retained by the Board under Section 12.1 of the Plan, the Plan is hereby amended, effective March 10, 2010, to provide as follows:

1. Section (a) of the definition of “Change in Control” in Section 11.3 of the Plan is hereby amended in its entirety as follows:

“(a) (i) sale of all or substantially all of the assets of the Company to a Person or Group which is not an Affiliate of Veritas Capital Management, L.P. (“Veritas”); (ii) a sale by the Company, Veritas, or any corporation, partnership, limited liability company or other entity which is affiliated through equity ownership or otherwise (“Affiliate”) with the Company or Veritas resulting in more than 50% of the voting stock of the Company being held by a Person or Group that does not include Veritas or any of its Affiliates or (iii) a merger or consolidation of the Company into another Person which is not an Affiliate of Veritas; if and only if any such event listed in clauses (i) through (iii) of this paragraph results in both (x) the inability of Veritas to elect a majority of the Board of Directors of the Company or of the resulting entity and (y) the ability of another Person or Group that does not include Veritas or any of its Affiliates to elect a majority of the Board of Directors of the Company or of the resulting entity;”

2. The Plan, except as otherwise set forth herein, shall remain in full force and effects in all other respects.